UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Effective February 28, 2020, the Board of Directors (the “Board”) of Enphase Energy, Inc. (the “Company”), appointed Joseph Malchow as a Class III director with a term to expire at the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified.
Mr. Malchow’s appointment is deemed to satisfy the requirement for the appointment of a new director to be agreed upon by the Board and Mr. Thurman John Rodgers (an existing member of the Board), pursuant to the Securities Purchase Agreement dated as of January 9, 2017, and as amended, between the Company and certain purchasers (including a trust affiliated with Mr. Rodgers).
Prior to his appointment to the Board, Mr. Malchow and the Company had entered into a consulting agreement dated as of April 22, 2019, which remains in effect. Under this consulting agreement, Mr. Malchow has been granted 75,000 restricted stock units (RSUs) under the Company’s 2011 Equity Incentive Plan for services rendered under the agreement. The RSUs vest quarterly over a three-year period from April 22, 2019 with 8.34% of the shares vesting on each quarterly anniversary following the date of grant, provided that Mr. Malchow remains in continuous service through each such vesting date. As of the date of his appointment to the Board, 18,750 shares have fully vested. The RSU vesting may be accelerated in full in the event of termination by a change of control event as defined in the consulting agreement.
Mr. Malchow will receive initial cash compensation in the amount of $50,000 per year for his services as a director until such time as may be modified by the Board.
During the term of his consulting agreement, Mr. Malchow will not receive equity compensation for serving on the Board. Following expiration or earlier termination of the consulting agreement, Mr. Malchow will receive equity compensation set forth in the Company’s Non-Employee Director Compensation Policy, which is described under the caption “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2019, as such policy may be amended from time to time.
There are no arrangements or understandings between Mr. Malchow and any other person pursuant to which Mr. Malchow was appointed as a director of the Company, and there is no family relationship between Mr. Malchow and any of the Company’s other directors or executive officers. Except as described above, Mr. Malchow is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
The Company intends to enter into its standard form of indemnification agreement with Mr. Malchow (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Mr. Malchow, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director, and otherwise to the fullest extent under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2020	ENPHASE ENERGY, INC.
		By:	/s/ Eric Branderiz
Eric Branderiz
Executive Vice President and Chief Financial Officer